UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 6, 2017

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01

Other Events.

Goldrich Mining Company (the “Company) announced the following:

Goldrich Mining Company, its subsidiary and joint venture (collectively “Goldrich”), as claimants, have filed an arbitration statement of claim against NyacAU, LLC (“NyacAU”), BEAR Leasing, LLC, and Dr. J. Michael James, as respondents. The arbitration statement alleges claims concerning related-party transactions, accounting issues, interpretation of the joint venture operating agreement, and unpaid amounts due Goldrich relating to the Chandalar Mine.

The Chandalar mine is owned by Goldrich NyacAU Placer, LLC (“GNP”), a 50/50% joint venture between Goldrich and NyacAU, to mine the various placer deposits that occur throughout Goldrich’s 23,000-acre Chandalar gold project in Alaska. NyacAU is the manager of the joint venture.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

News Release, December 6, 2017.*

       * Furnished to, not filed with, the SEC pursuant to Item 8.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: December 7, 2017	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer